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                                                                    Exhibit 99.1

TECUMSEH PRODUCTS COMPANY TO RESTATE CERTAIN PREVIOUSLY ISSUED FINANCIAL STATEMENTS

TECUMSEH, Michigan, December 5, 2006/PRNewswire-FirstCall/ -- Tecumseh Products Company (Nasdaq: TECUA, TECUB) announced today that on November 29, 2006, the Company determined that its interim financial statements for the quarters ended March 31, 2006 and 2005, June 30, 2006 and 2005 and September 30, 2005, should no longer be relied on because of errors related to accounting for interim period income taxes.

While these errors also impacted the reported financial results for the quarter ended December 31, 2005, the Company emphasized that they had no impact on the full-year income tax provision or any other aspect of its full-year results as reported in its financial statements for the year ended December 31, 2005.

The restated interim financial statements for the three months ended March 31, 2006 and 2005 and the three and six months ended June 30, 2006 and 2005 will be filed as soon as practical on Forms 10-Q/A. The restated financial statements for the three and nine months ended September 30, 2005 will be included in the Company's Form 10-Q for the quarter ended September 30, 2006.

The Company also said that while management is currently assessing the impact this matter will have on its previously issued report on internal control over financial reporting as of December 31, 2005, management expects to conclude that it constituted a material weakness. Accordingly, the Company will amend its Management's Report on Internal Control Over Financial Reporting, as set forth on pages 74 through 76 of its 2005 Annual Report on Form 10-K, to report an additional material weakness.

The Company will file a Form 10-K/A that amends its 2005 Annual Report on Form 10-K to update the Management's Report on Internal Control Over Financial Reporting as of December 31, 2005 and to correct the unaudited quarterly financial data included in Note 17 to the financial statements. It expects to file all of the amendments and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 concurrently.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects", "should", "may", "believes", "anticipates", "will", and other future tense and forward-looking terminology.

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Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; xviii) the ongoing financial health of major customers; and xix) the continuing willingness of our domestic and foreign lenders to cooperate with us in modifying covenants and repayment terms as required to accommodate changes in our business. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Teresa Hess, Director, Investor Relations of Tecumseh Products Company, +1-517-423-8455